Exhibit 99

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that they are jointly filing this statement on Schedule 13G. Each of them is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of August 14, 2026.

SOF Holdings, L.P.
By: Partner Searchlight Opportunities Fund GP, L.P., its general partner
By: Searchlight Opportunities Fund GP, LLC, its general partner

By:	/s/ James Dougherty
Name:	James Dougherty
Title:	Authorized Person

Searchlight Opportunities Master Fund II-A, L.P.
By: Partner Searchlight Opportunities Fund II GP, L.P., its general partner
By: Searchlight Opportunities Fund GP II, LLC, its general partner

By:	/s/ James Dougherty
Name:	James Dougherty
Title:	Authorized Person

SOF II DBT I, L.P.
By: Partner Searchlight Opportunities Fund II GP, L.P., its general partner
By: Searchlight Opportunities Fund GP II, LLC, its general partner

By:	/s/ James Dougherty
Name:	James Dougherty
Title:	Authorized Person

Searchlight Opportunities Fund GP, LLC
By:	/s/ James Dougherty
Name:	James Dougherty
Title:	Authorized Person

Searchlight Opportunities Fund II GP, LLC
By:	/s/ James Dougherty
Name:	James Dougherty
Title:	Authorized Person